Exhibit (10.2)
(Letterhead)  DAIWA BANK

The Daiwa Bank, Ltd.
U.S. Commercial Banking Division
450 Lexington Avenue
Suite 1700
New York, NY   10017
Tel: (212) 808-2300
Fax: (212) 818-0866

                                   February 2, 1996

VIA FEDERAL EXPRESS
- -------------------

To Whom It May Concern:

          This is to inform you that The Daiwa Bank, Limited ("Daiwa") and The Sumitomo Bank, Limited ("Sumitomo") have executed definitive documentation pursuant to which Daiwa has agreed to sell and Sumitomo has agreed to purchase certain assets and assume certain liabilities of Daiwa's U.S. commercial banking division, including the rights, title and interest to and obligations under the credit agreement or note, and, in certain cases, certain related documents, to which you are a party. Such transfer, which is pursuant to an assignment and assumption, a copy of which is attached hereto, is effective as of February 2, 1996.

          Please note that the notice and payment information for Sumitomo, set forth on Schedule A, attached hereto, is different from the Schedule A which was attached to the assignment and assumption previously sent to you.

                                   Very truly yours,

                                   THE DAIWA BANK, LIMITED


                                   By: /s/  B. P. Maddams
                                       __________________________
                                       B. P. MADDAMS
                                       EVP & AGM
                                       U.S.C.B.D.









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                           SCHEDULE A

                   The Sumitomo Bank, Limited
                              USCBD
                   Assignee Notice Information




Notice:                 The Sumitomo Bank, Limited
                        USCBD St. Louis Office
                        200 North Broadway, Suite 1625
                        St. Louis, MO   63102
                        Attn:  Manager
                        Tel:   (314) 241-0373
                        Fax:   (314) 241-0736

Payment Instructions:   Wire payments to Federal Reserve Bank of
                       Chicago, for the account of The Sumitomo
                       Bank, Limited, Chicago Branch, Account No.
                       071001850

Lending Office:         The Sumitomo Bank, Limited
                        USCBD
                        233 South Wacker Drive
                        Chicago, Illinois   60606-6448
                        Attn:  Vice President & Manager-Operations

                           ENDORSEMENT




          FOR VALUE RECEIVED, THE DAIWA BANK, LIMITED ("The Assignor") hereby sells, assigns and transfers unto THE SUMITOMO BANK, LIMITED (the "Assignee"), one Promissory Note dated July 13, 1995 of CPI Corp. made payable to the Assignor, having an original principal amount of $15,000,000, herewith, and do hereby irrevocably constitute and appoint the Assignee attorney to transfer the said Promissory Note with full power of substitution in the premises.



Dated:  February 2, 1996

                           The Daiwa Bank Limited
                           By: /s/ BP Maddams /s/ Brian M. Smith
                               ---------------------------------
                               BP MADDAMS         BRIAN M. SMITH
                               EVP & AGM          SENIOR VICE
                               USCBD              PRESIDENT &
                                                  REGIONAL
                                                  MANAGER
                                                  (EAST)

[USCBD]



                   ASSIGNMENT AND ASSUMPTION


          AGREEMENT AND ASSUMPTION dated as of February 2, 1996 between The Daiwa Bank, Limited, a bank organized under the laws of Japan ("Assignor") and The Sumitomo Bank, Limited, a bank organized under the laws of Japan ("Assignee").


                      W I T N E S S E T H:

          WHEREAS, Assignor desires to assign all of its right, title and interest in and to the loan agreements (the "Loan Agreements") set forth on Schedule A hereto and the other agreements set forth on Schedule A hereto and all documents related to the Loan Agreements to the extent related to obligations under the Loan Agreements (collectively, the "Agreements") and all of its liabilities and obligations under the Agreements, and Assignee desires to accept the assignment of such right, title and interest and to assume such liabilities and obligations;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, Assignor and Assignee agree as follows:

          1. Assignment. As of the Effective Date. Assignor hereby sells, assigns, transfers and sets over to Assignee all of its right, title and interest in and to, and obligations under, the Agreements, including without limitation Assignor's commitments to extend credit pursuant to the Agreements, as in effect on the Effective Date, and the amounts owing to Assignor on the Effective Date pursuant to the Agreements.

          2. Assumption. As of the Effective Date, Assignee hereby accepts the assignment by Assignor of Assignor's right, title and interest in and to, and obligations under, the Agreements, and hereby fully and unconditionally assumes all of Assignor's liabilities and obligations under the Agreements. As of the Effective Date, (a) Assignee shall be a party to the Agreements and, to the extent provided in this Assignment and Assumption, have the rights and obligations of Assignor thereunder and (b) Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Agreements.

          3. Effectiveness. This Assignment and Assumption shall become effective on February 2, 1996 (the "Effective Date").

          4. Governing Law. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

          5. Counterparts. This Assignment and Assumption may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be duly executed in their respective corporate names by their respective duly authorized officers, all as of the day and year first above written.


                            THE DAIWA BANK, LIMITED


                            By /s/    B.P. Maddams
                               ----------------------------------
                               Name:  B.P. Maddams
                               Title: Executive Vice President &
                                       Assistant General Manager


                            By /s/    Brian M. Smith
                               ----------------------------------
                               Name:  Brian M. Smith
                               Title: Senior Vice President &
                                       Regional Manager


                            THE SUMITOMO BANK, LIMITED


                            By /s/    Yukoh Araya
                               ----------------------------------
                               Name:  Yukoh Araya
                               Title: Vice President

                                                    [REDACTED]

                        SCHEDULE A
                        ----------



CPI Corporation

          Revolving Credit Agreement, dated the 13th day of July,
          1995, among CPI Corp., and the Banks named therein, including Mercantile Bank of St. Louis National
          Association, as Agent.

                     REVOLVING CREDIT NOTE


$15,000,000.00                             St. Louis, Missouri
                                                 July 13, 1995


          FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, CPI CORP., a Delaware corporation ("Borrower"), hereby promises to pay to the order of THE DAIWA BANK, LIMITED ("Bank"), the principal sum of Fifteen Million Dollars ($15,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Revolving Credit Agreement referred to below. The aggregate principal amount of Revolving Credit Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed Fifteen Million Dollars ($15,000,000.00), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Revolving Credit Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Revolving Credit Agreement. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank of St. Louis National Association, 721 Locust Street, St. Louis, Missouri 63101.

          All Revolving Credit Loans made by Bank and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. Bank's books and records (including, without limitation, the schedules attached to this Note) showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

          This Note is one of the "Notes" referred to in the Revolving Credit Agreement dated the date hereof by and among Borrower, the banks listed on the signature pages thereof and Mercantile Bank of St. Louis National Association, as agent (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Agreement"). The Revolving Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Revolving Credit Agreement.

          Upon the occurrence of any Event of Default under the Revolving Credit Agreement, Bank's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Revolving Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Revolving Credit Agreement.

In the event that any payment due hereunder shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

          This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri
(without reference to conflict of law principles).

                               CPI CORP.



                               By /s/ Barry Arthur
                                  ----------------------------
                                      Barry Arthur
                               Title: Treasurer/CFO